                                   Exhibit 3.2

                             ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                            OF VITECH AMERICA, INC.
                              DATED JULY 26, 1996

                                State of Florida

                                     [LOGO]

                               Department of State

I certify the attached is a true and correct copy of the Articles of Amendment, filed on July 26, 1996, to Articles of Incorporation for VITECH AMERICA, INC., a Florida corporation, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H96000010424. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below.

The document number of this corporation is P93000045800.

             Given under my hand and the
             Great Seal of the State of Florida,
             at Tallahassee, the Capital, this the
             Twenty-ninth day of July, 1996

Authentication Code: 196A00036204-072996-P93000045800-1/1





                                               /s/ Sandra B. Mortham
[SEAL]                                         -------------------------------
                                               Sandra B. Mortham
CR2EO22 (1-95)                                 Secretary of State

H96000010424

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                              VITECH AMERICA, INC.

         Pursuant to Section 607.1006 of the Business Corporation Act of the State of Florida, the undersigned President of VITECH AMERICA, INC., a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida (the "Corporation"), does hereby certify:

         FIRST: That pursuant to a meeting of the Shareholders on July 24, 1996 and the Unanimous Consent of the Directors of said Corporation, dated July 24, 1996, the Shareholders and the Directors approved the amendments to the Corporation's Articles of Incorporation as follows:

         Article III of the Articles of Incorporation of this Corporation is amended to read in its entirety as follows:

                                   ARTICLE III

                  The maximum number of shares of stock that this corporation is authorized to issue and have outstanding at any one time shall be thirty million (30,000,000) shares of Common Stock, no par value, and three million (3,000,000) shares of Preferred Stock, no par value.

                  Series of the Preferred Stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of Preferred Stock as adopted by the Board of Directors pursuant to the authority in this paragraph given.

         SECOND: The foregoing amendment was adopted by all of the Directors on July 24, 1996 and a majority of the Shareholders of the Corporation at a meeting held on July 24, 1996, which shares consenting and voted at such meeting represented a majority of the total issued and outstanding capital stock of the Corporation entitled to

H96000010424                          MARA K. LERNER, ESQ., FL BAR # 0065463
                                      ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                                      200 EAST LAS OLAS BOULEVARD, SUITE 1900
                                      FORT LAUDERDALE, FLORIDA 33301
                                      PHONE NO.: (954) 763-1200

H96000010424


vote. Therefore, the number cast for the amendment to the Corporation's Articles of Incorporation was sufficient for approval.

         IN WITNESS WHEREOF, the undersigned, being the Vice President of this Corporation, has executed these Articles of Amendment as of July 24, 1996.


                                      VITECH AMERICA, INC.


                                      By: /s/ Mitchell E. Asher
                                         --------------------------------------
                                         Mitchell E. Asher,  Vice President
                                         and Corporate Treasurer
H96000010424


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

                                   EXHIBIT 3.2

                              ARTICLES OF AMENDMENT
                          TO ARTICLES OF INCORPORATION
                             OF VITECH AMERICA, INC.
                             DATED NOVEMBER 13, 1995

                                State of Florida

                                     [LOGO]

                              Department of State


           I certify the attached is a true and correct copy of the Articles of Amendment, filed on November 13, 1995, to Articles of Incorporation for VITECH AMERICA, INC., a Florida corporation, as shown by the records of this office.

           The document number of this corporation is P93000045800.








                                                Given under my hand and the
                                            Great Seal of the State of Florida,
                                           at Tallahassee, the Capital, this the
                                               Twentieth day of November, 1995




                                                    /s/ SANDRA B. MORTHAM
   [SEAL]                                         -----------------------------
CR2EO22 (2-95)                                          SANDRA B. MORTHAM
                                                        SECRETARY OF STATE

- -------------------------------------------------------------------------------

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION

- -------------------------------------------------------------------------------


         Pursuant to the provisions of Section 607.1001 of the Florida Statutes, VITECH AMERICA, INC., a Florida corporation, hereby adopts the following Articles of Amendment to its Articles of Incorporation:

                   ARTICLE I - ADOPTION AND TEXT OF AMENDMENT

         All of the directors of the Corporation approved a resolution amending
Article III of the Articles of Incorporation by written consent dated the 27th day of October, 1995, in accordance with the provisions of Section 607.0821 of the Florida Statutes, and all of the shareholders of the Corporation, approved the resolution amending Article III of the Articles of Incorporation by written consent dated the 27th day of October, 1995, in accordance with the provisions of Section 607.0704 of the Florida Statutes. The following is a true and correct copy of the resolution amending Article III of the Articles of Incorporation:

                  RESOLVED, that Article III of the Articles of Incorporation of the Corporation be amended to read as follows:

                                                  "Article III
                                                  CAPITAL STOCK

                                      The maximum number of shares of stock
                                      which may be issued by the corporation
                                      shall be Ten Million (10,000,000) shares of common stock."

                    ARTICLE II - EFFECTIVE DATE OF AMENDMENT

         The effective date of the amendment to the Articles of Incorporation of the Corporation set forth herein will be as of the date of filing the Articles of Amendment to the Articles of Incorporation with the Secretary of State of the State of Florida.


         DATED this 3lst day of October, 1995.


                                          VITECH AMERICA, INC.


                                          By: /s/ William C. St. Laurent
                                             ---------------------------------
                                             William C. St. Laurent, President


STATE OF FLORIDA
COUNTY OF DADE

         The foregoing Articles of Amendment was acknowledged before me this 31st day of October, 1995, by WILLIAM C. ST. LAURENT, as President of VITECH AMERICA, INC., who is personally known to me.




                                          /s/ Linda G. Odom
                                          ---------------------------------
                                          Notary Public, State of Florida
                                          Name:  Linda G. Odom
                                               ----------------------------
                                          My Commission Expires:
                                          [Notary Seal - State of Florida
                                          Commission No. CC437527
                                          Commission Expires Feb. 7, 1999]







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